AMERICAN REPUBLIC INSURANCE COMPANY
         National Headquarters                  Des Moines, Iowa 50334



                                                    February 21, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  Opinion of Counsel
     PaineWebber Life Variable Annuity Account
     File No. 33-61488

Ladies/Gentlemen:

     As Counsel for American Republic Insurance Company, administrator for PaineWebber Life Insurance Company, the undersigned is aware of and familiar with the registration statement filed with the Securities and Exchange Commission by Painewebber Life Insurance Company as depositor for the PaineWebber Life Variable Annuity Account ("Separate Account") and the securities being offered by the Separate Account.

     Based on a review of the relevant documents and materials and on the basis of available information, the undersigned is of the opinion that the securities issued during fiscal year 1995 by the Separate Account were legally issued, fully paid and non-assessable.



                                      /s/ Brent B. Green
                                          Brent B. Green
                                          Vice President
                                          General Counsel